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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 21, 1999 of Nur Macroprinter Ltd. in its Registration Statement on Form S-8 filed with the Securities and Exchange Commission and pertaining for the registration of 2,950,000 Ordinary Shares of Nur Macroprinters Ltd. issuable upon exercise of options available for grant under its 1995 Flexible Stock Incentive Plan, 1997 Stock Option Plan and 1998 Non-Employee Director Share Option Plan.


Kost, Germany                                 /s/ Willy Knyrim
November 30, 1999                             --------------------------
                                              Willy Knyrim